Exhibit 4.8

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. _____-	___________, 2011

CORONADO BIOSCIENCES, INC.

Series C Convertible Preferred Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, National Securities Corporation (the “Holder”), is entitled to subscribe for and purchase from Coronado Biosciences, Inc., a Delaware corporation (the “Company”), at any time prior to May 31, 2016 (the “Expiration Date”), the Warrant Shares at the Exercise Price (each as defined in Section 1 below) and subject to the following terms and conditions.

This Warrant is being issued pursuant to that certain Placement Agency Agreement dated May 23, 2011, between the Company and National Securities Corporation (the “Placement Agency Agreement”) and in connection with the Company’s private offering to accredited investors of its securities in accordance with, and subject to, the terms and conditions described in that certain Confidential Private Placement Memorandum, dated May 23, 2011, as the same may be amended and supplemented from time to time (the “Private Placement Memorandum”). All warrants that are issued to the Placement Agent and its designees are referred to herein, collectively, as the “Warrants” and the holders of the Warrants (as well as any subsequent Permitted Transferees and Permitted Designees) along with the Holder named herein, the “Holders.”

This Warrant is subject to the following terms and conditions:

1. Shares. The Holder has, subject to the terms set forth herein, the right to purchase, at any time at any time and from time to time on or after the date hereof to and including the Expiration Date, up to ____________ (            ) shares (the “Warrant Shares”) of the Company’s Series C Convertible Preferred Stock, par value $.001 per share (“Series C Preferred”), at a per share exercise price of $5.59 (the “Exercise Price”). The Exercise Price is subject to adjustment as provided in Section 3 hereof. Notwithstanding the foregoing to the contrary, upon conversion of the Series C Preferred into shares of the Company’s common stock (the “Common Stock”) in accordance with the terms of the Certificate of Designation, Preferences and Rights of the Series C Preferred, as amended, this Warrant may only be exercised for shares of Common Stock and all Warrant Shares referred to hereunder shall be deemed to be shares of Common Stock.

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 p.m., (New York City time) on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer be outstanding. The Holder may exercise this Warrant, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer of immediately available funds or by check payable to the order of the Company, of the amount obtained by multiplying the number of Warrant Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made.

(b) Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 2(a) and in lieu of any cash payment required thereunder, the Holder shall have the right at any time, at any time up to the Expiration Date, to exercise this Warrant, in whole or in part, by surrendering this Warrant in exchange for the number of shares of Series C Preferred computed by using the following formula:

X = Y (A - B) A

Where	X	=	the number of shares of Series C Preferred to be issued to the Holder pursuant to the net exercise.

	Y	=	the number of shares of Series C Preferred subject to the Warrant being exercised or, if only a portion of such Warrant is being exercised, the portion of such Warrant being canceled (at the time of such calculation).

	A	=	the Fair Market Value of one share of Series C Preferred (at the date of such calculation).

	B	=	the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 2(b), the “Fair Market Value” of one share of Series C Preferred shall mean:

(i)

If the Common Stock is traded Over-The-Counter or Nasdaq or on any other exchange, the per share Fair Market Value for the Series C Preferred Stock will be the average of the closing bid prices of the Common Stock quoted in the Over-The-

Counter Market or the closing prices quoted on Nasdaq or any other exchange on which the Common Stock is listed, whichever is applicable, as published in the The Wall Street Journal for the ten (10) trading days prior to the date of determination of Fair Market Value multiplied by the number of shares of Common Stock into which each share of Series C Preferred Stock is then convertible; or

(ii)	In the event of an exercise in connection with a merger, acquisition or other consolidation in which the Company is not the surviving entity, the per share Fair Market Value for the Series C Preferred Stock shall be the value to be received per share of Series C Preferred Stock by all holders of the Series C Preferred Stock in such transaction as determined by the Board of Directors; or

(iii)	In any other instance, the per share Fair Market Value for the Series C Preferred Stock shall be as determined in good faith by the Company’s Board of Directors.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued to the Holder (provided the U.S. Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder (i) a certificate or certificates for the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Warrant Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2 hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d) Exercise Disputes. In the case of any dispute with respect to the number of Warrant Shares to be issued upon exercise of this Warrant, the Company shall cause its Transfer Agent to promptly issue such number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via fax (or, it the Holder has not provided the Company with a fax number, by overnight courier) within five (5) Business Days of receipt of the Holder’s election to purchase Warrant Shares. If the Holder and the Company are unable to agree as to the determination of the Exercise Price within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to its independent auditor. The Company shall cause its independent auditor to perform the determinations or calculations and notify the Company and the Holder of the results promptly, in writing and in sufficient detail to give the Holder and the Company a clear understanding of the issue. The determination by the Company’s independent auditor shall be binding upon all parties absent manifest error. If additional shares are required to be issued to the Holder based on the Company’s independent auditor’s determination, the Company shall then on the next Business Day instruct its Transfer Agent to issue certificate(s) representing the appropriate number of Warrant Shares in accordance with the independent auditor’s determination and this Section.

(e) Taxes. The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Company for any tax or other charge of whatever nature in respect of such issuance, and the Holder shall bear any such taxes in respect of such issuance.

3. Adjustment of Exercise Price and Number of Warrant Shares.

(a) Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3; provided, however that notwithstanding the foregoing, if all of the Company’s outstanding securities are acquired in an all-cash transaction, the Holder hereby agrees that it may be paid the net value of this Warrant in cash based on the per share value paid to the other security holders in such transaction, and in accordance with the provisions herein. If the per share consideration payable to the Holder for Warrant Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (the “Board of Directors”). The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this

Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b) Adjustments for Split, Subdivision or Combination of Shares. If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Series C Preferred subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Series C Preferred subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Series C Preferred subject to acquisition hereunder, then, after the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Series C Preferred subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Warrant exist at the time shall have received or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 3.

(d) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest share, as applicable.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Series C Preferred Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, or enters into any agreement contemplating or solicits stockholder approval for any merger or consolidation or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten calendar days prior to the applicable record or effective date on which a person would need to hold Series C Preferred Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

4. Notices. All notices, requests, consents and other communications required or permitted under this Warrant shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company to:

Coronado Biosciences, Inc.

45 Rockefeller Plaza, Suite 2000

New York NY 10111

Attention: Bobby W. Sandage, Jr., Ph.D., CEO

Fax: (212) 554-4355

With a copy (that shall not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, MA 02116-3736

Attention: Marc Recht

Fax: (617) 937-2400.

If to the Holder at its address as furnished in the Subscription Agreement.

Either party may give any notice, request, consent or other communication under this Warrant using any other means (including personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 4.

5. Legends. Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

6. Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Warrant Shares evidenced by such certificate will not violate the Act or any applicable state securities laws.

7. Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Warrant Share, the number of Warrant Shares to be issued.

8. Rights of Stockholders. Except as expressly provided in Section 3(c) hereof, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Series C Preferred, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 3, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Series C Preferred may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Series C Preferred may be listed.

10. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction, or surrender of any mutilated Warrant, and customary and reasonable bond or indemnity, if requested. Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

11. Miscellaneous.

(a) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

(b) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 11, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 11(a) above), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

(c) Permitted Designees. Notwithstanding anything contained herein, the Company shall, upon written instructions from the Holder to be delivered to the Company within ninety (90) calendar days following the date of the issuance of this Warrant, transfer all or a portion of this Warrant to officers, directors, employees and other associated persons of the Holder and other registered dealers, agents and finders (collectively, “Permitted Designees”). Such transfer shall be effective upon delivery of this Warrant and the form of assignment attached hereto.

(d) Amendments and Waivers. The Company may, without the consent of the Holders (but with written notice to the Holders), by supplemental agreement or otherwise, (i) make any changes or corrections in this Warrant that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) add to the covenants and agreements of the Company for the benefit of the Holders (including, without limitation, reduce the Exercise Price or extend the Expiration Date), or surrender any rights or power reserved to or conferred upon the Company in this Warrant; provided that, in the case of (i) or (ii), such changes or corrections shall not adversely affect the interests of Holders of then outstanding Warrants. This Warrant may also be amended or waived with the written consent of the Company and the Holders holding a majority of the then outstanding Warrants.

(e) Governing Law; Venue; Waiver of Jury Trial. This Warrant shall be governed by and construed exclusively in accordance with the internal laws of the State of New York regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Warrant, shall be brought solely and exclusively in a federal or state court located in New York. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding (including, but not limited to, any motions made), the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements. The Company and Holders hereby waive all rights to a trial by jury.

(f) Partial Invalidity. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

CORONADO BIOSCIENCES, INC.

By
Name:
Title:

Exhibit A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Series C

Preferred Stock under the foregoing Warrant)

To: CORONADO BIOSCIENCES, INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Coronado Biosciences, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c)	The holder shall make payment of the Exercise Price as follows (check one):

_______________ “Cash Exercise” under Section 2(a).

_______________ “Cashless Exercise” under Section 2(b).

(d)	If the holder is making a Cash Exercise, the holder shall pay the sum of $____________ to the Company in immediately available funds in accordance with the terms of the Warrant.

(e)	Pursuant to this exercise, the Company shall deliver to the holder ______________ Warrant Shares in accordance with the terms of the Warrant.

(f)	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

(g)	The Holder represents that, as of the date of exercise:

i.	the Warrant Shares being purchased pursuant to this Exercise Notice are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

ii.	the Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

(h)	If the Holder cannot make the representations required in Section (h)(ii) above because it is factually incorrect, it shall be a condition to the exercise of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the issuance of securities upon exercise of this Warrant shall not violate any United States or other applicable securities laws.

Dated: _____________, __	Name of Holder:
(Print)

By:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Series C Preferred Stock of Coronado Biosciences, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Coronado Biosciences, Inc. with full power of substitution in the premises.

The undersigned transferee agrees to be bound by the covenants of the Warrant Holder during the term of the Warrant.

The undersigned transferee agrees represents and warrants that:

i.	the Warrant Shares being purchased pursuant to this Assignment are being acquired solely for the transferee’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

ii.	the undersigned transferee is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

If the undersigned transferee cannot make the representations required in clause (ii) above because it is factually incorrect, it shall be a condition to the transfer of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the transfer of this Warrant shall not violate any United States or other applicable securities laws.

Dated: _____________, __

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

Signature of Transferee

In the presence of:

(Signature and Date)

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